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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN LAND & NURSERIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 10, 2011

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held in the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, on the 10th day of May 2011, at 10:00 a.m., local time, to consider and act upon:

  1.
  The election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2011;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in Griffin's Proxy Statement for the Annual Meeting of Stockholders to be held May 10, 2011;

  4.
  The recommendation, by non-binding vote, of the frequency of an advisory vote on executive compensation; and

  5.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on March 29, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

ANTHONY J. GALICI Secretary

Dated:    April 5, 2011

 GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NEW YORK 10020

 PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 10, 2011 in the New York Hilton Hotel at 1335 Avenue of the Americas, New York, NY, 10019, for the purposes set forth in the accompanying notice of meeting. We anticipate that the Proxy Statement and proxy card will be distributed to stockholders on or about April 7, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2011

The Company's Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/398231

        The following proxy materials are available for review at http://materials.proxyvote.com/398231:

  •
  the Company's 2011 Proxy Statement;

  •
  the proxy card;

  •
  the Company's Annual Report for the fiscal year ended November 27, 2010; and

  •
  any amendments to the foregoing materials that are required to be furnished to stockholders.

        You may obtain directions to attend the Annual Meeting, where you may vote in person, by calling Griffin's corporate headquarters at (212) 218-7910.

        At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

  1.
  The election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2011;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in this Proxy Statement for the Annual Meeting of Stockholders to be held May 10, 2011;

  4.
  The recommendation, by non-binding vote, of the frequency of an advisory vote on executive compensation; and

  5.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        The Board recommends a vote "FOR" each of the nominees for director, "FOR" the ratification of the selection of Griffin's independent registered public accountants for fiscal 2011, "FOR" the approval, by non-binding vote, of the compensation of Griffin's named executive officers and "THREE YEARS" for the frequency with which executive compensation will be subject to a stockholder advisory vote.

 GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted:

  i.
  For the election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors as described in this Proxy Statement;

  ii.
  For ratification of the selection of McGladrey & Pullen, LLP as independent registered public accountants for Griffin;

  iii.
  For approval of the compensation of Griffin's named executive officers as presented in this Proxy Statement; and

  iv.
  For three years for the frequency of an advisory vote on executive compensation.

        Directors will be elected by a plurality of the votes cast. Abstentions, votes withheld and broker "non-votes" will have no effect on the election of directors. The ratification of the selection of McGladrey & Pullen, LLP as independent registered public accountants for Griffin, requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the selection of McGladrey & Pullen, LLP, we do not expect any broker non-votes in connection with the ratification. The non-binding vote for the approval of the compensation of Griffin's named executive officers requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the compensation of Griffin's named executive officers. Broker "non-votes" will be treated as though they are not entitled to vote and will have no effect on the outcome of this vote. The approval of the recommendation regarding the frequency of an advisory vote on executive compensation requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal. Broker "non-votes" will be treated as though they are not entitled to vote and will have no effect on the outcome of this proposal. With respect to this proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, Griffin will consider the frequency that receives the highest number of votes by its stockholders to be the frequency that has been selected by its stockholders. However, because this vote is advisory and not binding on Griffin or its Board of Directors in any way, the Board of Directors may decide that it is in Griffin's and Griffin's stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

        Management knows of no matters that may be brought before the Annual Meeting or any postponement, continuation or adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any postponement, continuation or adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

        The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or electronic mail. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. The solicitation and recording of proxies is being done by Griffin's registrar and transfer agent, American Stock Transfer & Trust Company, and will cost less than $10,000.

        Each holder of a share of Common Stock of Griffin, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share held of record by such person at the close of business on March 29, 2011 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. As of such date, Griffin had outstanding 5,124,204 shares of Common Stock (none of which constituted shares of treasury stock). A majority of these shares present in person or represented by proxy will constitute a quorum at the Annual Meeting. A total of 2,458,116 shares of Common Stock, representing approximately 48.0% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein).

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        Proposals by stockholders for Griffin's 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin no later than December 9, 2011 if such proposal is to be considered for inclusion in the 2012 proxy materials of Griffin. Any stockholder proposal not intended to be included in the proxy materials for the 2012 Annual Meeting must be received by Griffin no later than February 22, 2012, or else management of Griffin will retain discretion to vote proxies received for that meeting in their discretion with respect to any such proposal.

 I. ELECTION OF DIRECTORS

        At the 2011 Annual Meeting of Stockholders, seven directors (which will comprise the entire Board) are to be elected. The Board of Directors proposed the nominees listed below for election as directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors, or the Board may elect to reduce the size of the Board.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Winston J. Churchill, Jr. (b) (c) (4)	(70)	1997	Managing General Partner of SCP Partners; Chairman of CIP Capital Management, Inc.	Rodman & Renshaw Capital Group, Inc.; Cyalume Technologies Holdings, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
Edgar M. Cullman	(93)	1997	Chairman of the Board of Directors of General Cigar Holdings, Inc. from December 1996 through April 2005; Managing member of Culbro LLC January 2006—present.	Bloomingdale Properties, Inc.
David M. Danziger (2)	(45)	2006	Executive Vice President of General Cigar Holdings, Inc. from January 1999 through April 2005; Managing member of Culbro LLC January 2006—present.
Frederick M. Danziger (3)	(71)	1997	President and Chief Executive Officer of Griffin Land & Nurseries, Inc. since April 1997.	Monro Muffler Brake, Inc.; Bloomingdale Properties, Inc.
Thomas C. Israel (a) (b) (c)	(67)	2000	Chairman of A.C. Israel Enterprises, Inc.
Albert H. Small, Jr. (a) (4)	(54)	2009	President of Renaissance Housing Corporation from 1984 through March 2005; President of WCI Communities Mid-Atlantic Division from March 2005 through March 2008; Presently active in the development and management of several commercial and office developments in Washington D.C.
David F. Stein (a) (b) (c)	(70)	1997	Vice Chairman of J & W Seligman & Co., Inc. from 1996 through January 2009

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

1.
Except as otherwise indicated each director has had the same principal occupation during the past five years.

2.
David M. Danziger is the son of Frederick M. Danziger and the grandson of Edgar M. Cullman.

3.
Frederick M. Danziger is the son-in-law of Edgar M. Cullman.

4.
Winston J. Churchill, Jr. and Albert H. Small, Jr. are brothers-in-law.

        The Board of Directors held six meetings during fiscal 2010. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. No director attended fewer than 92% of all Board and Committee meetings (of Committees of which they were members during fiscal 2010).

        The Company encourages, but does not require, Board Members to attend the Annual Meeting of Stockholders. Last year, six of the seven Board Members attended the Annual Meeting of Stockholders.

Board Independence

        Under Nasdaq rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Churchill, Jr., Israel, Small, Jr. and Stein qualify as independent directors under Nasdaq rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	53	Vice President, Chief Financial Officer and Secretary of Griffin since April 1997.
Michael S. Gamzon	41

Executive Vice President and Chief Operating Officer of Griffin since September 2010. Vice President of Griffin from January 2008 through August 2010. Investment Analyst with Alson Capital Partners, LLC from April 2005 until January 2008. Investment Analyst with Cobalt Capital Management, LLC from March 2002 until March 2005.

Scott Bosco	45	Vice President of Construction of the Griffin Land division since July 2005. Project Manager at Casle Corp. from March 1992 until June 2005.
Thomas M. Lescalleet	48	Senior Vice President of the Griffin Land division since March 2002.
Gregory M. Schaan	53

President and Chief Executive Officer of Imperial since October 1999. Senior Vice President of Sales and Marketing of Imperial from 1997 through 1999. Vice President of Sales and Marketing of Imperial from 1992 through 1997.

  Michael S. Gamzon is the son-in-law of Frederick M. Danziger, the brother-in-law of David M. Danziger and the grandson-in-law of Edgar M. Cullman.

Audit Committee

        Griffin's Audit Committee consists of David F. Stein, Chairman, Thomas C. Israel and Albert H. Small, Jr. All of the members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission ("SEC"). None of the members of the Audit Committee is considered a financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities and Exchange Act of 1934. The Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, the Audit Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held five meetings in fiscal 2010 and recommended to the Board of Directors the selection of McGladrey & Pullen, LLP as the Company's independent registered public accountants (see "Selection of Independent Registered Public Accountants" on page 26).

Board of Directors' Role in Oversight of Risk

        Management is responsible for Griffin's day-to-day risk management activities, and the Board's role is to engage in informed risk oversight. In fulfilling this oversight role, Griffin's Board of Directors focuses on understanding the nature of Griffin's enterprise risks, including operations and strategic direction, as well as the adequacy of Griffin's overall risk management system. There are a number of ways the Board performs this function, including the following:

  •
  at its regularly scheduled meetings, the Board receives management updates on Griffin's business operations, financial results and strategy and discusses risks related to its businesses;

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management, particularly, the Chief Executive Officer and the Chief Financial Officer, Griffin's major risk exposures and the steps management has taken to monitor and control such exposures; and

  •
  through management updates and committee reports, the Board monitors Griffin's risk management activities, including the risk management process, risks relating to Griffin's compensation programs, and financial and operational risks being managed by Griffin.

        The Board does not believe that its role in the oversight of Griffin's risk affects the Board's leadership structure.

Compensation Risk

        The Compensation Committee reviews compensation policies and practices affecting employees in addition to those applicable to executive officers. The Compensation Committee has determined that it is not reasonably likely that Griffin's compensation policies and practices for its employees would have a material adverse effect on Griffin.

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and David F. Stein. All of the members of the Nominating Committee are independent directors. The Nominating Committee reviews candidates for appointment to Griffin's Board of Directors. In searching for qualified director candidates for election to Griffin's Board of Directors and to fill vacancies on the Board, the Board may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Board believes such a policy is not necessary in that the Nominating Committee will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. The Nominating Committee does not have a charter. The Nominating Committee did not meet in fiscal 2010.

Board Diversity; Selection and Evaluation of Director Candidates

        The Board does not have a formal policy with respect to Board nominee diversity. When identifying nominees for director, the Nominating Committee focuses on relevant subject matter expertise, depth of knowledge in key areas that are important to Griffin, and the background, perspective and experience of the nominee. The Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve the Company's business objectives in the current environment.

Board Leadership Structure

        Separate individuals hold the positions of Chairman of the Board and Chief Executive Officer, and the Chairman is not an employee. The Board has been led by a Non-Executive Chairman since 1997. The Chairman of the Board is responsible for overseeing the Board's activities, in consultation with the Chief Executive Officer, as appropriate. Griffin's current leadership structure permits the Chief Executive Officer to focus his attention on running the company and permits the Chairman to run the Board. The Board believes this leadership structure is appropriate for Griffin's current circumstances given the Chairman's long involvement with and deep knowledge of Griffin, which enhances the Board's oversight of and independence from management.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail, at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, NY 10020. Such communication will be distributed to the specific director(s) requested by the stockholder, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

        Griffin's Compensation Committee consists of Winston J. Churchill, Jr., Chairman, Thomas C. Israel and David F. Stein. All of the members of the Compensation Committee are independent directors. The Compensation Committee oversees Griffin's executive compensation programs, Griffin's 2009 Stock Option Plan, Griffin's 401(k) Savings Plan (the "Griffin 401(k) Savings Plan") and Griffin's non-qualified deferred compensation plan (the "Deferred Compensation Plan"). No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee. The Compensation Committee does not have a charter and met five times in fiscal 2010.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares of Common Stock of Griffin beneficially owned or held by: (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) the nominees for election as director; (iii) the Named Executive Officers (as defined below); and (iv) all directors and officers of Griffin, collectively. Unless otherwise indicated, information is provided as of March 29, 2011.

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Edgar M. Cullman (3)	893,761	17.2
Edgar M. Cullman, Jr. (3)	906,284	17.5
Louise B. Cullman (3)	766,775	14.8
Susan R. Cullman (3)	992,399	19.1
David M. Danziger (3)	83,232	1.6
Frederick M. Danziger (3)	313,312	6.0
Lucy C. Danziger (3)	788,680	15.2
John L. Ernst (3)	418,670	8.1
Michael S. Gamzon (3)	69,489	1.3
Winston J. Churchill, Jr.	64,340	1.2
SCP Partners
1200 Liberty Ridge Drive, Suite 300
Wayne, PA 19087
Thomas C. Israel	34,152	*
Ingleside Investors
12 East 49th Street
New York, NY 10017
Albert H. Small, Jr.	3,168	*
7311 Arrowood Road
Bethesda, MD 20817
David F. Stein	39,932	*
875 Park Avenue
New York, NY 10075
Anthony J. Galici	21,023	*
Griffin Land & Nurseries, Inc.
90 Salmon Brook Street
Granby, CT 06035
Gregory M. Schaan	250	*
Imperial Nurseries, Inc.
90 Salmon Brook Street
Granby, CT 06035
Thomas M. Lescalleet	5,000	*
Griffin Land
204 West Newberry Road
Bloomfield, CT 06002
Scott Bosco	1,667	*
Griffin Land
204 West Newberry Road
Bloomfield, CT 06002
B. Bros. Realty LLC (4)	233,792	4.5

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Gabelli Funds, Inc. et al (5)	1,599,456	30.8
Gabelli Funds LLC
One Corporate Center
Rye, NY 10580
All directors and officers collectively, consisting of 12 persons (6)	1,529,326	29.5

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person named in the above table is 641 Lexington Avenue, New York, NY 10022.

(2)
This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnotes 3 and 5. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes stock options granted pursuant to the Griffin Stock Option Plan, as amended, that are exercisable within 60 days of the Record Date as follows: Winston J. Churchill, Jr.—19,152 options; Thomas C. Israel—19,152 options; Albert H. Small, Jr.—3,168 options; David F. Stein—4,932 options; and Scott Bosco—1,667 options. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of March 29, 2011, a group (the "Cullman and Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,458,116 shares of Common Stock (approximately 48.0% of the outstanding shares of common stock). Among others, Edgar M. Cullman, Edgar M. Cullman, Jr., John L. Ernst, Frederick M. Danziger, David M. Danziger and Michael S. Gamzon (who are members of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable to third parties under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar M. Cullman, Jr., is the son of Edgar M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; Lucy C. Danziger is the wife of Frederick M. Danziger; David M. Danziger is the son of Frederick M. Danziger and Lucy C. Danziger; and Michael S. Gamzon is the son-in-law of Frederick M. Danziger and Lucy C. Danziger and the brother-in-law of David M. Danziger.

(3)
Included within the shares shown as beneficially owned by Edgar M. Cullman are 866,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by John L. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 209,778 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr., are 715,146 shares in which he holds shared investment and/or voting power; included within the shares beneficially owned by Louise B. Cullman are 743,365 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 904,634 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Lucy C. Danziger are 728,358 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by David M. Danziger are 52,968 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Michael S. Gamzon are 61,156 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Edgar M. Cullman, Frederick M. Danziger, David M. Danziger, Michael S. Gamzon, Susan R. Cullman and John L. Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares. A total of 30,000 of the shares shown as beneficially owned by Michael S. Gamzon and 30,000 of the shares shown as beneficially owned by David M. Danziger are held in trusts, of which they are the trustees, for their minor children.

(4)
The address of B. Bros. Realty LLC ("B. Bros.") is 641 Lexington Avenue, New York, NY 10022. Susan R. Cullman and John L. Ernst are the managers of B. Bros.

(5)
Griffin has received a copy of Schedule 13D, as amended, as filed with the Securities and Exchange Commission by Gabelli Funds, Inc. et al, reporting ownership of these shares as of February 3, 2011. As reported in said Schedule 13D, Gabelli Funds LLC reports beneficial ownership with respect to 552,100 of these shares, GAMCO Asset Management Inc. ("GAMCO") reports beneficial ownership with respect to 977,356 of these shares and Teton Advisors, Inc. ("Teton Advisors") reports beneficial ownership with respect to 70,000 of these shares. The securities have been acquired by GGCP, Inc. ("GGCP"), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. ("GBL"), on behalf of their investment advisory clients. Mario Gabelli, as the majority stockholder, Chief Executive Officer and a director of GGCP, chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons other than Mario Gabelli. Each of said persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 57,000 of the reported shares, (ii) with respect to the 50,000 shares held by the Gabelli Capital Asset Fund, the 55,500 shares held by the Gabelli Equity Trust, the 103,000 shares held by the Gabelli Asset Fund, the 133,600 shares held by the Gabelli Value Fund, the 200,000 shares held by the Gabelli Small Cap Fund, and the 10,000 shares held by the Gabelli Equity Income Fund, the proxy voting committee of each such Fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such Funds, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to shares beneficially owned directly by the other reporting persons.

(6)
Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

 INTERESTS IN CERTAIN TRANSACTIONS

        Griffin reviews any relationships and transactions in which Griffin and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Griffin's corporate staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Griffin or a related person has a direct or indirect material interest in the transaction. In accordance with its charter, the Audit Committee reviews and approves all related party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to Griffin or a related person are disclosed in Griffin's Annual Report on Form 10-K and proxy statement.

        For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

        Messrs. Edgar M. Cullman and Frederick M. Danziger are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") with whom other members of the Cullman & Ernst Group are associated. Real estate management and advisory services have been provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation at a rate of approximately $50,000 per year.

        The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to each of Griffin's Named Executive Officers during the last completed fiscal year. The Named Executive Officers for the fiscal year ended November 27, 2010 are as follows:

Frederick M. Danziger	President and Chief Executive Officer ("CEO") of Griffin
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary of Griffin
Michael S. Gamzon	Executive Vice President and Chief Operating Officer ("COO") of Griffin
Thomas M. Lescalleet	Senior Vice President of the Griffin Land division
Gregory M. Schaan	President and Chief Executive Officer of Imperial Nurseries, Inc.

Compensation Philosophy and Overview

        Griffin's compensation programs are designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin's Compensation Committee strives to pay for performance by rewarding each of its Named Executive Officers for team results and his individual contributions to Griffin's success. In this way, Griffin believes that the interests of its executives align with the interests of its stockholders.

Design and Implementation

        With these objectives in mind, Griffin's Compensation Committee has built an executive compensation program that consists of three principal elements:

  1.
  Base Salary
  2.
  Annual Incentive Compensation Programs
  3.
  Long-Term Incentive Program

        Griffin also contributes to a 401(k) savings plan and deferred compensation plan on behalf of its executives. These contributions, however, comprise a relatively minor portion of Griffin's Named Executive Officers' compensation package.

  Base Salary

        Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. Griffin also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

        The annual base salaries of Griffin's Named Executive Officers are determined by its President and CEO (except with regard to his salary) and approved annually by the Compensation Committee. The annual base salary of Griffin's President and CEO is determined by the Compensation Committee. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the President and CEO and the Compensation Committee, as applicable. Griffin does not benchmark its base salaries in any way, nor does Griffin employ the services of a compensation consultant.

  Annual Incentive Compensation Programs

        Griffin's annual incentive programs are designed to recognize short-term performance against established annual performance goals for each of its operating businesses, as explained below. These performance goals are developed by the President and CEO and approved or modified, as necessary, by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust any awards made to Griffin's executives, including making awards in the absence of the attainment of any of the performance goals under Griffin's annual incentive compensation plans. Any such adjustment may only be to the benefit of the participants. The Compensation Committee made a discretionary increase of $15,000 to the incentive compensation pool for fiscal 2010 under the Griffin Land Incentive Compensation Plan. Griffin makes annual incentive payments, if any, in the year following the year in which they are earned.

  Griffin Land

        Under the Griffin Land Incentive Compensation Plan for Fiscal Year 2010 (the "Griffin Land Incentive Plan"), incentive compensation is awarded based on certain defined components, including: (i) profit from property sales (10% of the pretax profit on property sales, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $150,000 of incentive compensation could have been accrued under this component); (ii) value generated from buildings built on speculation (10% of the incremental value generated, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iii) value generated from build-to-suit projects entered into in fiscal 2010 (10% of the incremental value created, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iv) the leasing of currently vacant space (a maximum of an aggregate $250,000 of incentive compensation could have been accrued under this component); and (v) the renewal of leases expiring in 2010 (a maximum of an aggregate $75,000 of incentive compensation could have been accrued under this component). These objectives are designed to reward management for increasing the operating cash flow of the real estate business. Amounts earned under each objective are accrued into an incentive compensation pool up to a maximum incentive compensation of $875,000 if all targets are achieved at their maximum amounts. The incentive compensation pool is divided among executives and employees of Griffin Land. The amounts earned by Griffin Land employees under the Griffin Land Incentive Plan may be increased at the discretion of the Compensation Committee. The Compensation Committee increased the incentive compensation pool of the Griffin Land Incentive Plan for fiscal 2010 by $15,000 recognizing the achievement of the lease extension in the Pennsylvania building that was acquired in January 2010.

        Over the past three years, achievement of the components of the Griffin Land Incentive Plan has been as follows:

Incentive Plan Component	Fiscal 2010	Fiscal 2009	Fiscal 2008
Profit from property sales	Achieved	Not Achieved	Not Achieved
Value generated from buildings built on speculation	Not Achieved	Not Achieved	Not Achieved
Value generated from build-to-suit projects	Not Achieved	Achieved	Not Achieved
Leasing of currently vacant space	Achieved	Not Achieved	Achieved
Renewal of expiring leases	Achieved	Achieved	Achieved

        The achievement of profit from property sales, leasing of currently vacant space and renewal of expiring leases resulted in $176,500 being accrued into the Griffin Land incentive compensation pool for fiscal 2010. Subsequently, the Compensation Committee, at its discretion, increased the incentive compensation pool by $15,000 bringing the total amount accrued into the Griffin Land incentive compensation pool for fiscal 2010 to $191,500.

  Imperial Nurseries

        Under the Imperial Nurseries, Inc. ("Imperial") Incentive Compensation Plan for Fiscal Year 2010, (the "Imperial Incentive Plan"), Mr. Schaan was eligible to receive incentive compensation based on the achievement of certain defined components, including operating profit and operating cash flow, by Imperial.

  Operating Profit

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating profit is a percentage of Imperial's operating profit achieved. If Imperial incurs an operating loss, no incentive compensation is accrued. If Imperial achieves an operating profit below $250,000, 30% of the operating profit is accrued into the incentive compensation pool. If Imperial's operating profit is between $250,000 and $500,000, $75,000 plus 40% of the operating profit above $250,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is between $500,000 and $750,000, $175,000 plus 50% of the operating profit above $500,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is between $750,000 and $1,000,000, $300,000 plus 30% of the operating profit above $750,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is above $1,000,000, $375,000 plus 25% of the operating profit above $1,000,000 is accrued into Imperial's incentive compensation pool. Because Imperial did not achieve an operating profit in fiscal 2010, no amounts were accrued into Imperial's incentive compensation pool for the operating profit component of the Imperial Incentive Plan.

  Operating Cash Flow

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating cash flow is $100,000 if operating cash flow, as calculated under the Imperial Incentive Plan, exceeds $1,000,000 or $0 if operating cash flow, as calculated under the Imperial Incentive Plan, does not exceed $1,000,000. Because Imperial did not achieve operating cash flow exceeding $1,000,000, as calculated under the Imperial Incentive Plan, in fiscal 2010, no amounts were accrued into Imperial's incentive compensation pool for the operating cash flow component of the Imperial Incentive Plan.

        No amounts were accrued into Imperial's incentive compensation pool for fiscal 2010 because neither the operating profit nor the operating cash flow component was met.

  Corporate

        The Corporate Incentive Compensation Plan for Fiscal Year 2010 (the "Corporate Incentive Plan") was designed to reward corporate employees, including Griffin's President and CEO, Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary, based on the results of Griffin's operating businesses, consistent with Griffin's goal to award for performance through team results as discussed above. Under the Corporate Incentive Plan, the amount of corporate incentive compensation was based on the levels of incentive compensation earned at Griffin Land and Imperial. If both the employees at Griffin Land and the senior executives at Imperial had earned incentive compensation under their respective plans, then an amount equal to 80% of the sum of those respective pools would accrue into the Corporate incentive compensation pool. However, because only Griffin Land earned incentive compensation, an amount equal to 15% of the amount of the Griffin Land incentive compensation pool was accrued into the Corporate incentive compensation pool, of which the Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were beneficiaries. The Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were each allocated 35% of that pool. The President and CEO received no allocation.

  Long-Term Incentive Program

        Griffin believes that equity ownership in Griffin is important to provide its Named Executive Officers with long-term incentives to build value for Griffin's stockholders. In addition, the equity program is designed to attract and retain the executive management team. The Griffin equity program consists entirely of stock option awards. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Griffin's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases. If Griffin's stock price increases, stock options have the potential to provide high returns to its executives, thus helping Griffin to attract and retain management. However, the realizable value of the stock options can fall to zero if the stock price is lower than the exercise price established on the date of grant.

        Stock option awards to Named Executive Officers are entirely discretionary. The President and CEO recommends whether and how many stock options should be awarded to the other Named Executive Officers, and the Compensation Committee approves or, if necessary, modifies his recommendations. The Compensation Committee solely determines whether and how many stock options should be awarded to the President and CEO. In making stock option award determinations, the President and CEO and Compensation Committee consider the prior contribution of participants and their expected future contributions to the growth of Griffin. In fiscal 2010, no stock options were awarded to the Named Executive Officers or other employees. On January 20, 2011, the Compensation Committee granted options to purchase 25,000 shares of common stock each to Frederick M. Danziger, President and CEO, and Michael S. Gamzon, Executive Vice President and COO. The Compensation Committee also awarded options to purchase 12,500 shares of common stock each to Anthony J. Galici, Vice President, Chief Financial Officer and Secretary, Thomas M. Lescalleet, Senior Vice President of the Griffin Land division and Gregory M. Schaan, President and Chief Executive Officer of Imperial Nurseries, Inc. In addition, the Compensation Committee granted options to purchase a total of 17,000 shares of common stock to several other employees of Griffin.

        In fiscal 2009, the Board of Directors adopted the Griffin Land & Nurseries, Inc. 2009 Stock Option Plan (the "2009 Stock Option Plan"), which replaced the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 2009 Stock Option Plan was approved by Griffin's stockholders at Griffin's 2009 Annual Meeting of Stockholders held on May 12, 2009. The 2009 Stock Option Plan makes available options to purchase 386,926 shares of Griffin common stock, which includes options to purchase the 161,926 shares that were available for issuance under the 1997 Stock Option Plan at the time it was replaced. The Compensation Committee of Griffin's Board of Directors administers the 2009 Stock Option Plan. Options granted under the 2009 Stock Option Plan may be either incentive stock options or non-qualified stock options issued at fair market value of a share of common stock on the date the award is approved by Griffin's Compensation Committee. Vesting of all of Griffin's previously issued stock options is solely based upon service requirements and does not contain market or performance conditions.

        In accordance with the 2009 Stock Option Plan, stock options granted to non-employee directors upon their initial election to the board of directors are fully exercisable immediately upon the date of the option grant. Stock options granted to non-employee directors upon their reelection to the board of directors vest on the second anniversary from the date of grant. Stock options granted to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of grant. Stock options granted to employees and non-employee directors have a maximum term of ten years from the date of grant.

        Of the 386,926 shares of common stock reserved for issuance under the 2009 Stock Option Plan, as of November 27, 2010, 16,716 shares were subject to outstanding options granted under the 2009 Stock Option Plan. In addition, as of November 27, 2010, 373,995 shares were available for future awards under the 2009 Stock Option Plan (which included certain shares that again became available following the forfeiture of outstanding options). For more information on stock options, see the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards Table and their footnotes.

  Perquisites and Other Benefits

        Griffin's Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Griffin's Vice President, Chief Financial Officer and Secretary receives an automobile allowance of $8,000 per year.

        Griffin's Named Executive Officers are entitled to participate in and receive employer contributions to the Griffin 401(k) Savings Plan (as described below). In addition, Griffin has established the Deferred Compensation Plan that allows eligible participants, including the Named Executive Officers, to defer portions of their annual base salary, as well as receive employer matching contributions with respect to deferrals that would exceed IRS limits under the Griffin 401(k) Savings Plan. For more information on employer contributions to the Griffin 401(k) Savings Plan and the Deferred Compensation Plan, see the Summary Compensation Table and its footnotes.

Other Employee Benefit Plans

  Griffin 401(k) Savings Plan

        Griffin's Board of Directors adopted the Griffin 401(k) Savings Plan in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the United States and are age 21 or over. In 2010, a participating employee who was not considered a highly compensated employee could have (i) deferred up to 5% of annual base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. In 2010, highly compensated employees were limited to deferral of 4.16% of annual base salary with Griffin contributing an additional $0.60 for each dollar contributed by the highly compensated employee. Contributions made in 2010 through payroll deductions not in excess of $16,500 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Employees are cliff vested after three years of service with respect to Griffin's matching contributions.

        Griffin's matching contributions under the Griffin 401(k) Savings Plan for the accounts of Griffin's Named Executive Officers are included under All Other Compensation in the Summary Compensation Table on page 19.

  Insurance and Health Programs

        Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and have a minimum of ten years of service with Griffin prior to retirement.

        Griffin's aggregate contributions for such employee welfare benefit plans in fiscal year 2010 amounted to approximately $508,000.

Analysis

  Base Salary

        The following table presents the base salaries for Griffin's Named Executive Officers in 2010 and the percentage increase over their 2009 base salaries.

	Base Salary	% Increase
Mr. Danziger	$510,000	—
Mr. Galici	$262,500	—
Mr. Gamzon	$300,000	14.3%
Mr. Lescalleet	$230,000	—
Mr. Schaan	$240,000	—

        Griffin's Named Executive Officers did not receive an increase in base salary in 2010 with the exception of Mr. Gamzon. Mr. Gamzon's increase was in connection with being appointed to the position of Executive Vice President and Chief Operating Officer in September 2010.

  Annual Incentive Compensation Program

        The following table presents the total annual incentive payments made to the Named Executive Officers for fiscal 2010, the amount of annual incentive compensation awarded under Griffin's respective annual incentive compensation plans, and the amount of any discretionary bonus the Compensation Committee awarded to the Named Executive Officers.

	Incentive Plan Payments	Discretionary Bonus Payments	Total Annual Incentive Payments
Mr. Danziger	—	—	—
Mr. Galici	$10,045	—	$10,045
Mr. Gamzon	$10,045	—	$10,045
Mr. Lescalleet	$52,898	$4,500	$57,398
Mr. Schaan	—	—	—

  Griffin Land

        Mr. Lescalleet was awarded $52,898 in annual incentive compensation for 2010 based on the formula under the Griffin Land Incentive Plan and such incentive compensation also included $4,500 of the $15,000 discretionary amount added by the Compensation Committee to the Griffin Land Incentive Plan incentive compensation pool for fiscal 2010.

  Imperial Nurseries

        Mr. Schaan did not receive an award under the Imperial Incentive Plan because Imperial did not achieve an operating profit or meet the operating cash flow requirements of the Imperial Incentive Plan in fiscal 2010. The Compensation Committee did not exercise its discretion to alter the formula result of the Imperial Incentive Plan.

  Corporate

        Because only employees at Griffin Land earned incentive compensation for fiscal 2010, under the Corporate Incentive Plan, the Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were each entitled to receive incentive compensation of $10,045 and the President and CEO was not entitled to any incentive compensation. The Compensation Committee did not exercise its discretion to alter the formula result of the Corporate Incentive Plan.

Accounting and Tax Considerations

        Griffin does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of the Internal Revenue Code Section 162(m). While the Compensation Committee will give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its shareholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

        Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of Griffin and that Griffin or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. Griffin has not entered into any agreements with any executives that provide for a tax "gross up" or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code.

        Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. Griffin has generally structured its programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management Griffin's Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for Griffin's 2011 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

                      Winston J. Churchill, Jr. (Chairman)
                      Thomas C. Israel
                      David F. Stein

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of Griffin's Named Executive Officers for services rendered during fiscal 2010, fiscal 2009 and fiscal 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Frederick M. Danziger	2010	$510,000	$—	$—	$—	$15,888	(2)	$525,888
President and Chief Executive	2009	$510,000	$—	$—	$48,571	$15,055	(2)	$573,626
Officer of Griffin	2008	$508,558	$240,000	$—	$—	$15,491	(2)	$764,049
Anthony J. Galici	2010	$262,500	$—	$10,045	$—	$16,508	(3)	$289,053
Vice President, Chief Financial	2009	$261,635	$—	$8,663	$17,833	$15,883	(3)	$304,014
Officer and Secretary of Griffin	2008	$254,038	$29,172	$10,828	$—	$16,056	(3)	$310,094
Michael S. Gamzon	2010	$269,279	$—	$10,045	$—	$8,356	(4)	$287,680
Executive Vice President	2009	$261,635	$—	$8,663	$121,011	$6,691	(4)	$398,000
and COO of Griffin	2008	$222,635	$29,172	$10,828	$88,644	$192	(4)	$351,471
Thomas M. Lescalleet	2010	$230,077	$4,500	$52,898	$—	$10,526	(5)	$298,001
Senior Vice President,	2009	$229,692	$—	$49,500	$17,833	$10,073	(5)	$307,098
Griffin Land division	2008	$222,875	$—	$65,000	$—	$10,300	(5)	$298,175
Gregory M. Schaan	2010	$240,000	$—	$—	$—	$7,726	(6)	$247,726
President and Chief Executive	2009	$239,250	$25,000	$—	$17,833	$11,533	(6)	$293,616
Officer of Imperial Nurseries	2008	$237,271	$—	$—	$—	$7,286	(6)	$244,557

(1)
Option award amounts represent the amount recognized in the financial statements for options granted to each of the Named Executive Officers in fiscal 2010, fiscal 2009 and fiscal 2008. The assumptions used in determining the fair value of the option awards for which expense is recognized are set forth in Note 13 of the financial statements. Option awards are made at the discretion of the Compensation Committee. Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. Expense is recognized ratably in monthly increments over the three, four and five year vesting periods. The expense recognized is based on the grant date fair value of the options. The grant date fair value does not change to reflect any subsequent changes in Griffin's stock price.

(2)
2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $3,863 and matching contributions related to the Deferred Compensation Plan of $11,833.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,059 and matching contributions related to the Deferred Compensation Plan of $10,804.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,429 and matching contributions related to the Deferred Compensation Plan of $10,870.

(3)
2010: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,079, matching contributions related to the Deferred Compensation Plan of $4,064 and an automobile allowance of $8,000.

2009: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,297, matching contributions related to the Deferred Compensation Plan of $3,221 and an automobile allowance of $8,000.

2008: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,721, matching contributions related to the Deferred Compensation Plan of $2,970 and an automobile allowance of $8,000.

(4)
2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,316 and matching contributions related to the Deferred Compensation Plan of $3,848.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,167 and matching contributions related to the Deferred Compensation Plan of $2,332.

2008: Represents life insurance premiums of $192.

(5)
2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,380, matching contributions related to the Deferred Compensation Plan of $2,654 and a medical insurance allowance of $3,300.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,465, matching contributions related to the Deferred Compensation Plan of $2,116 and a medical insurance allowance of $3,300.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,925, matching contributions related to the Deferred Compensation Plan of $1,883 and a medical insurance allowance of $3,300.

(6)
2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $3,974 and matching contributions related to the Deferred Compensation Plan of $3,560.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,216, matching contributions related to the Deferred Compensation Plan of $2,635 and payment for unused vacation of $4,490.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,669 and matching contributions related to the Deferred Compensation Plan of $2,425.

Grants of Plan-Based Awards

        The following table presents information regarding the incentive awards granted to Griffin's Named Executive Officers for fiscal 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				Option Awards: Number of Securities Underlying Options (#)
						Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
					Exercise Price of Option Awards ($/sh)
Name	Grant Date	Target ($)	Maximum ($)
Frederick M. Danziger (1)	n/a	$—	n/a	—	$—	$—	$—
Anthony J. Galici (1)	n/a	$10,045	n/a	—	$—	$—	$—
Michael S. Gamzon (1)	n/a	$10,045	n/a	—	$—	$—	$—
Thomas M. Lescalleet (2)	n/a	$52,898	$262,500	—	$—	$—	$—
Gregory M. Schaan(3)	n/a	$—	n/a	—	$—	$—	$—

(1)
There are no threshold, target or maximum levels under the Corporate Incentive Plan. The amounts of payments to Messrs. Danziger, Galici and Gamzon under the Corporate Incentive Plan, if any, depend on the performance of Griffin's operating businesses during the fiscal year. The amounts shown for Messrs. Danziger, Galici and Gamzon in the Target column reflect the amounts payable to them under the plan based on the performance of Imperial and Griffin Land in fiscal 2010. Mr. Danziger did not receive a formula-based award pursuant to the Corporate Incentive Plan. The Compensation Committee did not exercise its discretion to award Mr. Danziger, Mr. Galici or Mr. Gamzon any additional bonus for fiscal 2010.

(2)
The Griffin Land Incentive Plan has no threshold or target levels; however, there is a maximum amount payable to Mr. Lescalleet under the Griffin Land Incentive Plan as shown in the Maximum column. The amount in the Target column for Mr. Lescalleet reflects the amount payable based on Griffin Land's performance during fiscal 2010.

(3)
There are no threshold, target or maximum levels under the Imperial Incentive Plan. The amounts payable to Mr. Schaan under the Imperial Incentive Plan depend on the operating profit, if any, and achieving an operating cash flow, as calculated under the Imperial Incentive Plan for the fiscal year. Based on Imperial's performance during fiscal 2010, Mr. Schaan was not eligible to receive any payout pursuant to the Imperial Incentive Plan. Therefore, the representative amount shown under the Target column for Mr. Schaan is $0.

Employment Agreement with Named Executive Officer

        Gregory M. Schaan and Imperial entered into an employment agreement (the "Employment Agreement") dated January 1, 2001, pursuant to which Mr. Schaan agreed to serve as President of Imperial for the term of the agreement. The initial term of the Employment Agreement ended on November 30, 2003 and the agreement renews automatically for one year each December 1, unless written notice is given by either party at least sixty days prior to December 1. The Employment Agreement states that Mr. Schaan's annual base salary as of December 1, 2001 is $210,000. Subsequent increases in Mr. Schaan's annual base salary, in the absence of an agreement, are to be determined by the Compensation Committee of the Board of Directors, but the annual base salary for any year will not be less than the previous year's annual base salary. The Employment Agreement also provides that Mr. Schaan is entitled to receive not less than 30% of Imperial's senior management incentive compensation pool as approved by the Compensation Committee. Mr. Schaan is also entitled to the use of a motor vehicle selected in the reasonable discretion of Imperial, including appropriate insurance, and a term life insurance policy in an amount equal to Mr. Schaan's annual base salary. The Employment Agreement also prohibits Mr. Schaan from competing with Imperial for one year after his employment terminates. For a discussion of the termination provisions and payments thereunder, please see the discussion in "Potential Payments Upon Termination or Change in Control" on page 22.

Outstanding Equity Awards

        The following table presents information with respect to the unexercised stock options held by Griffin's Named Executive Officers as of November 27, 2010. There are no restricted stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Unexercisable
Frederick M. Danziger	—	15,000	$33.07	1/20/2019	$—	$—	(2)

Anthony J. Galici	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Michael S. Gamzon	—	25,000	$34.04	1/9/2018	$—	$—	(2)
	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Totals	—	32,500			$—	$—

Thomas M. Lescalleet	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Gregory M. Schaan	—	7,500	$33.07	1/20/2019	$—	$—	(2)

(1)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $28.46 per share (the average of the high and low prices of Griffin's common stock on November 27, 2010) and the exercise price of each stock option.

(2)
There is no amount stated because the exercise price of the stock options is greater than the fair market value of $28.46 per share on November 27, 2010.

Option Exercises and Stock Vested

        The following table presents information with respect to amounts received upon exercise of options, SARs or the vesting of stock, including restricted stock (or similar instruments) by Griffin's Named Executive Officers in fiscal 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $
Frederick M. Danziger	—	—
Anthony J. Galici	7,500	$102,404
Michael S. Gamzon	—	—
Thomas M. Lescalleet	—	—
Gregory M. Schaan	17,500	$268,934

Non-Qualified Deferred Compensation

        Griffin maintains a Deferred Compensation Plan for certain of its employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin 401(k) Savings Plan. A portion of an eligible employee's salary may be deferred. The investment options in the Deferred Compensation Plan mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets. Performance results of an employee's balance in the Deferred Compensation Plan is based on the returns of the mutual funds selected by the employee as if the amounts deferred were invested in the selected mutual funds. Distributions from the Deferred Compensation Plan may occur at termination of employment and/or at the time of qualifying hardship events, as defined. The following table presents information with respect to defined contribution plans or other plans providing for deferral of compensation on a non-tax qualified basis for Griffin's Named Executive Officers as of November 27, 2010.

Name	Executive Contributions for FYE 11/27/2010	Griffin Contributions for FYE 11/27/2010	Aggregate Earnings in FYE 11/27/2010	Aggregate Balance as of FYE 11/27/2010
Frederick M. Danziger	$42,017	$11,833	$115,685	$722,843
Anthony J. Galici	$30,416	$4,064	$39,329	$319,540
Michael S. Gamzon	$18,622	$3,848	$4,709	$41,045
Thomas M. Lescalleet	$5,472	$2,654	$6,304	$65,883
Gregory M. Schaan	$33,534	$3,560	$38,937	$307,911

(1)
Griffin's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table for fiscal 2010.

(2)
The Aggregate Balance included for each named executive officer includes previously reported compensation included in the "All Other Compensation" column of the Summary Compensation Table for fiscal 2009 and fiscal 2008.

Potential Payments Upon Termination or Change in Control

        Imperial's Employment Agreement with Mr. Schaan governs the terms of Mr. Schaan's post-employment compensation in the event of termination or a change in control of Imperial (as defined in the Employment Agreement).

        In the event of Mr. Schaan's death or disability, Imperial will pay Mr. Schaan the sum of (i) his then current annual base salary and (ii) with respect to the year of Mr. Schaan's death or disability (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan had died or became disabled on November 27, 2010, Imperial would have been obligated to pay $240,000 to Mr. Schaan, or his estate, as applicable.

        In the event that Mr. Schaan terminates his employment (i) following a change in control of Imperial (as defined in the Employment Agreement), (ii) after being assigned duties that are significantly adversely different than those described in the Employment Agreement, (iii) following removal from any of the positions described in the Employment Agreement, (iv) following a material reduction in Imperial's fringe benefits, (v) after Imperial fails to have a successor assume the Employment Agreement, or (vi) after Imperial becomes insolvent or files a bankruptcy petition, Mr. Schaan is entitled to severance in an amount equal to the sum of (i) his then annual base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan terminated his employment following any of these events, he would have been entitled to receive $240,000.

        In the event that Imperial terminates Mr. Schaan's employment other than for cause, Mr. Schaan is entitled to severance in the amount of the sum of (i) his then current base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year.

        If Mr. Schaan's employment is terminated by a successor in interest within one year following a merger or sale, if there is a change in control (as defined in the Employment Agreement), or if Mr. Schaan terminates his employment with the successor within one year for any reason, Griffin agrees to employ Mr. Schaan for a period of one year.

Director Compensation

        The following table represents information regarding the compensation paid during fiscal 2010 to members of Griffin's Board of Directors who are not also employees (the "Non-Employee Directors"). The compensation paid to Mr. Frederick M. Danziger is presented above in the Summary Compensation Table and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Winston J. Churchill, Jr.	$45,500	$18,275	(1)	$63,775
Edgar M. Cullman	$46,000	$14,610	(1)	$60,610
David M. Danziger	$31,000	$14,610	(1)	$45,610
Frederick M. Danziger	$—	$—		$—
Thomas C. Israel	$52,000	$18,275	(1)	$70,275
Albert H. Small, Jr.	$41,000	$14,610	(1)	$55,610
David F. Stein	$55,500	$18,275	(1)	$73,775

(1)
These amounts reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2010. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of Griffin's Form 10-K in Note 13 of the Notes to Consolidated Financial Statements.

        The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of November 27, 2010:

Director	Number of Shares Subject to Outstanding Options as of 11/27/2010
Winston J. Churchill, Jr.	20,519
Edgar M. Cullman	2,786
David M. Danziger	2,786
Thomas C. Israel	20,519
Albert H. Small, Jr.	4,535
David F. Stein	6,299

        Members of the Board of Directors who are not employees of Griffin receive $25,000 per year and $1,000 for each Board or Committee meeting they attend. The Chairman of the Board of Directors receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each receive an annual fee of $10,000 per year. The Nominating Committee Chairman receives an annual fee of $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on the Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on the Committee. Annual retainers are paid in quarterly installments. The 2009 Stock Option Plan provides that Non-Employee Directors annually receive options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of grant. Under the 2009 Stock Option Plan, the number of shares, subject to options, granted to Non-Employee Directors upon their reelection to the Board of Directors, is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. In 2010, Griffin granted Messrs. Churchill, Jr., Cullman, David M. Danziger, Israel, Small, Jr. and Stein each options exercisable for 1,367 shares of Common Stock at the time of their reelection to the Board of Directors. Griffin expects to grant additional options to its Non-Employee Directors in 2011 consistent with the 2009 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. The stock option ownership of the officers is disclosed in the stock option table set forth above and the description of stock option grants to directors is disclosed under the heading "Director Compensation." Based solely on its review of the copies of such reports received by it, Griffin believes that with respect to fiscal 2010, all such Section 16(a) filing requirements were satisfied.

 AUDIT COMMITTEE REPORT

  Membership and Role of the Audit Committee

        Griffin's Audit Committee is comprised of Mr. Stein, Chairman, Mr. Israel and Mr. Small, Jr. All of the members of the Audit Committee are independent directors as defined under the rules of the Nasdaq Stock Market and the SEC. The Audit Committee operates under a written charter originally adopted by the Board of Directors in 1999. On March 15, 2011, the Board of Directors approved and adopted an amended Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountants qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the SEC to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

  Review of the Company's Audited Financial Statements for the Fiscal Year Ended November 27, 2010

        The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended November 27, 2010 with Griffin's management. The Audit Committee discussed with McGladrey & Pullen, LLP, Griffin's independent registered public accountants for the fiscal year ended November 27, 2010, the matters required to be discussed by Statements on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 91.

        The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of McGladrey & Pullen, LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited consolidated financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended November 27, 2010 for filing with the SEC.

Submitted By:	David F. Stein (Chairman) Thomas C. Israel Albert H. Small, Jr.

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 II. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to appoint the firm of McGladrey & Pullen, LLP as independent registered public accountants to audit the financial statements of Griffin for fiscal 2011, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification.

        The following is a summary of the fees incurred by Griffin for professional services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an independent company associated with McGladrey & Pullen, LLP through an alternative practice structure) for fiscal 2010 and fiscal 2009:

	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit fees	$651,401	$695,258
Audit-related fees	30,292	21,325
Tax fees	82,047	41,179
All other	—	23,200

	$763,740	$780,962

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements and for the review of Griffin's interim consolidated financial statements. Audit-related fees include fees incurred for professional services rendered for the audit of the Griffin 401(k) Savings Plan by McGladrey & Pullen LLP. Tax fees consist of fees incurred for professional services performed by RSM McGladrey, Inc. relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to McGladrey & Pullen LLP in fiscal 2010 or fiscal 2009.

        The Audit Committee's policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2010, Griffin's Audit Committee pre-approved all audit, audit-related and tax services. The Audit Committee has considered the non-audit services provided by McGladrey & Pullen, LLP and determined that the services provided were compatible with maintaining the independence of McGladrey & Pullen, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF McGLADREY & PULLEN, LLP

        While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin's selection of independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the selection, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace McGladrey & Pullen, LLP as independent registered public accountants at a later date without the approval of the stockholders.

        A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

 III. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Griffin is requesting stockholder approval, on an advisory basis, of the compensation of Griffin's Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 12 and the compensation tables included in the discussion of Executive Compensation beginning on page 19, including the narrative disclosure thereto.

        Griffin's executive compensation progam has been designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin's executive compensation program rewards each of its Named Executive Officers for team results and individual contributions.

        Griffin's executive compensation program consists of three principal elements:

    1.
    Base Salary;
    2.
    Annual Incentive Compensation Programs; and
    3.
    Long-Term Incentive Program.

        Griffin's compensation program consists of a mixture of base salary and incentive compensation that provides for a portion of executive compensation to be "at-risk." Griffin's executive compensation program balances its focus on both short- and long-term goals, encouraging executives to focus on the health of Griffin during the immediate fiscal year through annual incentive compensation programs, and for the future through the long-term incentive program (i.e., equity awards). Griffin's executive compensation program is consistently reviewed by the Compensation Committee, which consists solely of independent directors, to ensure that they provide our executives with competitive pay opportunities and reflect current practices.

        As an advisory vote, this proposal is not binding upon the Board of Directors or Griffin in any way. However, the Compensation Committee, which is responsible for the design and administration of Griffin's executive compensation practices, values the opinions of Griffin's shockholders expressed through their vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for Griffin's Named Executive Officers.

        Accordingly, Griffin will present the following resolution for vote at the 2011 Annual Meeting of Stockholders:

        "RESOLVED, that the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") approve, on an advisory basis, the compensation of Griffin's Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the 2010 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this 2011 Proxy Statement."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION
PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.

        The proposal to approve Griffin's executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

 IV. ADVISORY VOTE ON THE FREQUENCY OF PRESENTATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM

        Griffin is requesting a stockholder vote, on an advisory basis, on whether Griffin presents a request for an advisory vote on its executive compensation practices in its proxy materials every year, every two years or every three years. Griffin's stockholders will be requested to provide an advisory vote on this topic at least every six years.

        Griffin recognizes that there are advantages and disadvantages to each of the presented options for the frequency of an advisory vote on executive compensation, and is recommending that its stockholders select a triennial (every three years) advisory vote for reasons described below:

  •
  Griffin's executive compensation programs generally do not change significantly from year to year.

  •
  A triennial vote will allow stockholders to better judge Griffin's executive compensation programs in relation to its long-term performance.

  •
  A triennial vote will provide Griffin time to respond thoughtfully to stockholders' sentiments and implement any necessary or appropriate changes. A triennial vote will also allow for any such changes to be in place long enough for stockholders to see and evaluate their effectiveness.

        Although the Board of Directors recommends a vote every three years, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or to abstain. Stockholders are not voting to approve or disapprove of the Board's recommendation.

        Because this vote is advisory and not binding on the Board of Directors or Griffin in any way, the Board may decide that it is in the best interest of Griffin's stockholders and Griffin to hold an advisory vote on executive compensation more or less frequently that the option approved by Griffin's stockholders. However, Griffin values the opinions of its stockholders and will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS SELECT THREE YEARS FOR THE ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.

        The frequency of presentation of an advisory vote on Griffin's executive compensation will be selected by the affirmative vote of a majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. If none of the frequency alternatives (one year, two years or three years) receives a majority vote, Griffin will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders.

        A copy of Griffin's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Securities and Exchange Commission and at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, New York 10020 Attention: Corporate Secretary

Dated: April 5, 2011

 Appendix A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Griffin Land & Nurseries, Inc.

        The Board of Directors (the "Board") of Griffin Land & Nurseries, Inc. (the "Company") adopted this Audit Committee Charter on March 28, 2003, and it was last amended on February 8, 2011.

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company's independent registered public accounting firm (independent auditor) is responsible for performing an audit of the Company's annual financial statements and its internal control over financial reporting, expressing an opinion as to the conformity, in all material respects, of such annual financial statements with generally accepted accounting principles, an opinion of the Company's internal control over financial reporting, and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

        It is not the duty of the Audit Committee to ensure that the Company complies with all laws and regulations in its policies and procedures.

II.    Membership

        The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, statement of operations, statement of changes in stockholders' equity and statement of cash flows. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be experts in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. If no member of the Committee is considered a "Financial Expert" within the definition of the Securities and Exchange Commission (the "SEC"), the Committee will engage a "Financial Expert" as defined by the SEC to provide such service as the Committee deems necessary. Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that if a member of the Committee ceases to be independent for reasons outside the member's reasonable control, then the member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

        The members of the Committee, including the Chair of the Committee, shall be appointed by a majority of independent directors of the Board. The Board may remove committee members from the Committee, with or without cause.

        Members of the Audit Committee are prohibited from receiving consulting or advisory fees from the Company.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, internal audit and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, internal audit, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

        1.    Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

            (i)  The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with the applicable requirements of the PCAOB regulating the independent auditor's communications with the Committee concerning independence, and other applicable standards. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

           (ii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iii)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

          (iv)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

        1.     Meetings with Management, the Independent Auditor and Internal Audit.

    (i)
    The Committee shall meet with management, internal audit and the independent auditor prior to each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

    (ii)
    The Committee shall review and discuss with management, internal audit and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

    (iii)
    The Committee shall inquire of management, internal audit and the independent auditors about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

    (iv)
    The Committee shall review with the independent auditor, the Chief Financial Officer (CFO) of the Company, and internal audit, the audit scope and plan of the internal auditors and the independent auditors and address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources to the extent appropriate.

    (v)
    The Committee shall review disclosures made by the Company's Chief Executive Officer (CEO) and CFO during their certification process for the Form 10-K and each Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

    (vi)
    The Committee will also meet with management and the independent auditor at the completion of the annual audit to review and discuss the annual financial statements including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        2.     Separate Meetings with the Independent Auditor.

    (i)
    If necessary, the Committee shall obtain from the independent auditor the reports required to be furnished to the Audit Committee under Section 10A(b) of the Exchange Act and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

    (ii)
    The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within generally accepted accounting principles in the United States of America (GAAP)

      for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, including any significant deficiencies or material weaknesses identified in the independent auditor's audit of the Company's internal control over financial reporting, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications recorded, if any.

    (iii)
    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance" as then in effect.

        3.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussion in subparagraph 2(iii) of the above section entitled Separate Meetings with the Independent Auditor and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) of the above section entitled Independence of Independent Auditor, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        4.    Meetings with Management and the Independent Auditor.    The Committee shall review and discuss the quarterly financial statements with management, internal audit and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Other Powers and Responsibilities

        5.     The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

        6.     The Committee shall review all related party transactions (as defined in ASC 850) on an ongoing basis and the Committee must approve all such transactions.

        7.     The Committee shall discuss with management and the independent auditor quarterly earnings press releases including the use of any "non-GAAP financial measures" as defined by the rules and regulations of the SEC, as well as financial information and earnings guidance provided to analysts and ratings agencies.

        8.     The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        9.     The Committee shall discuss with the Company's outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        10.   The Committee shall periodically review the Company's code of conduct to ensure that it is adequate and up-to-date and review with the compliance officer, internal audit and/or the Company's external general counsel the results of its review of the monitoring of compliance with the Company's code of conduct.

        11.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        12.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 407 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        13.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

        14.   The Committee shall, as deemed necessary, review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or independent auditor.

        15.   If necessary, the Committee shall consider, with management, the rationale for employing audit firms other than the principal independent auditor.

        16.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        17.   The Committee shall at least every three years review and reassess this Charter and submit any recommended changes to the Board for its consideration.

        18.   If necessary, the Committee shall establish policies for the Company's hiring of employees or former employees of the independent auditor.

        19.   The Committee shall review and approve the proposed audit plan prepared by the internal auditor for the ensuing year.

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA

SUITE 2301

NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. (“Griffin”) hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. local time, on May 10, 2011 and any postponement, continuation or adjournment of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any postponement, continuation or adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRIFFIN LAND & NURSERIES, INC.

May 10, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K and
proxy card are available at http://materials.proxyvote.com/398231

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

☐	20730000000000001000 4	051011

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND 3 YEARS FOR ITEM 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND 3 YEARS FOR ITEM 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS. NOMINEES ARE LISTED BELOW.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Winston J. Churchill, Jr.
☐ Edgar M. Cullman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ David M. Danziger
☐ Frederick M. Danziger
☐ Thomas C. Israel
☐	FOR ALL EXCEPT	☐ Albert H. Small, Jr.
☐ David F. Stein

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Selection of Independent Registered Public Accountants.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval, by non-binding vote, of the Compensation of the Named Executive Officers presented in Griffin’s Proxy Statement.	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
4.	Recommendation, by non-binding vote, of the frequency of an advisory vote on executive compensation. ☐	☐	☐	☐

I plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full side as such. If this signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

GRIFFIN LAND & NURSERIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 10, 2011
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NEW YORK 10020
PROXY STATEMENT
The Company's Proxy Statement and Annual Report are available at http://materials.proxyvote.com/398231
GENERAL
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
I. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
II. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGLADREY & PULLEN, LLP
III. ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.
IV. ADVISORY VOTE ON THE FREQUENCY OF PRESENTATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS SELECT THREE YEARS FOR THE ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.
  Appendix A
AUDIT COMMITTEE CHARTER of the Audit Committee of Griffin Land & Nurseries, Inc.